U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                    CURRENT REPORT

     Pursuant to Section13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): March 20, 2002

                  INTERNET BUSINESS'S INTERNATIONAL, INC.
          (Exact name of registrant as specified in its charter)

             Nevada                  0-20259          33-03007734
  (State or other jurisdiction  (Commission File     (I.R.S. Employer
       of incorporation)             Number)          Identification Number)

4634 South Maryland Parkway, suite 101, Las Vegas, Nevada 89119
             (Address of principal executive offices)

   Registrant's telephone number including area code:  (702) 433-9416

Item 5.  Other Information.

     On March 20, 2002, the Registrant completed a Securities Purchase Agreement with three investors which provided for the sale of the Registrant's three year 8% convertible debentures in the principal amount of $300,000 ("Proceeds"). The debentures are convertible at any time into common stock of the Registrant at the lesser of (a) 70% of the average of 2 lowest closing bid prices as quoted by Bloomberg L.P. for the 20 trading preceding March 15, 2002, or (b) 70% of the lowest closing bid as quoted by Bloomberg, L.P. for the 20 trading days immediately preceding the conversion of the debentures. As of March 22, 2002 the Registrant had received $120,000 of the Proceeds. The balance of the Proceeds are payable to the Registrant when a Registration Statement under the Securities Act of 1933, as amended, has been filed covering the shares into which the debentures are convertible.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

                                Internet Business's International, Inc.

                                by:/s/ Albert R. Reda
                                Albert R. Reda
                                Chief Executive Officer
Dated: May 15, 2002